CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-259727 and 333-260753 on Form S-8 of our report dated February 23, 2022, relating to the financial statements of Freshworks Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 23, 2022